Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-272842, and Form S-3 Nos. 333-281905, 333-272628, and 333-279719 of Zura Bio Limited of our report dated March 19, 2026, relating to the consolidated financial statements, which appear in this Annual Report on Form 10-K, for the years ended December 31, 2025 and 2024.

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey

March 19, 2026